UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	First Majestic Silver Corp.
Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	2026-05-13
Reporting Entity ESTMA Identification Number	E313966		Original Submission
Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	David Soares				Date	2026-05-13
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	First Majestic Silver Corp.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E313966
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Mexico	Government of Mexico	Tax Administration Service	96,840,000	20,370,000	3,690,000	-	-	-	-	120,900,000	Payments related to income taxes, 0.5% extraordinary mining duty Royalties), and mining concessions Fees)
Mexico	Government of Mexico	Economy Secretary	-	-	6,890,000	-	-	-	-	6,890,000	Payments related to mining concessions (Fees).
Mexico	Government of Mexico	National Water Commission	-	-	1,940,000	-	-	-	-	1,940,000	Payments related to water rights.
Switzerland	Canton of Zurich	Cantonal Tax Office Zurich	1,070,000	-		-	-	-	-	1,070,000	Payments related to state taxes.
United States of America	Government of the United States of America	Bureau of Land Management	-	-	900,000	-	-	-	-	900,000	Payments related to land claims.
United States of America	Elko County	Elko County Treasurer	890,000	-	-	-	-	-	-	890,000	Payments related to property taxes.
Mexico	Government of Mexico	Secretary of Finance and Administration	-	-	290,000	-	-	-	-	290,000	Payments related to vehicles and property taxes
Mexico	Municipality of Satevo		-	-	230,000	-	-	-	-	230,000	Payments related to property taxes
Mexico	Municipality of Chalchihuites		-	-	210,000	-	-	-	-	210,000	Payments related to property taxes and water rights
United States of America	State of Nevada	Nevada Department of Environmental Protection	-	-	210,000	-	-	-	-	210,000	Payments related to environmental permits.
Mexico	Municipality of Banamichi		-	-	200,000	-	-	-	-	200,000	Payments related to property taxes.
Mexico	Municipality of San Dimas		-	-	-	-	-	-	170,000	170,000	Payments to community for land and infrastructure improvements.
Mexico	Municipality of Ocampo		-	-	110,000	-	-	-	-	110,000	Payments related to Mine Safety and Health and Internal Revenue Services fees.
Mexico	Government of Mexico	Energy Regulatory Commission	-	-	90,000	-	-	-	-	90,000	Payments related to city taxes.
United States of America	State of Nevada	Nevada Division of Water Resources	-	-	60,000	-	-	-	-	60,000	Payments for water rights.
United States of America	Elko County	Elko County Recorders Office	-	-	50,000	-	-	-	-	50,000	Payments related to mineral claims.
United States of America	State of Nevada	Nevada Division of Taxation	50,000	-	-	-	-	-	-	50,000	Payments related to mining royalties.
Mexico	Government of Mexico	Secretary of Communications and Transport	-	-	40,000	-	-	-	-	40,000	Payments related to state taxes.
United States of America	State of Nevada	Nevada Department of Wildlife	-	-	40,000	-	-	-	-	40,000	Payments related to permitting fees.
Mexico	Chihuahua State Government		-	-	20,000	-	-	-	-	20,000	Payments related to safety permits.
Mexico	Government of Mexico	Secretary of Environment and Natural Resources	-	-	10,000	-	-	-	-	10,000	Payments related to environmental permits.
Mexico	Durango State Government		-	-	10,000	-	-	-	-	10,000	Payments related to state taxes.
Mexico	Government of Mexico	Treasury of the Federation	-	-	10,000	-	-	-	-	10,000	Payments related to explosive permissions

Additional Notes:	Payments are converted based on an annual average foreign exchange rate of 13.71 MXN to CAD, 0.64 EUR to CAD, 0.60 CHF to CAD and 0.73 USD to CAD.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	First Majestic Silver Corp.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E313966
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Mexico	Santa Elena Silver and Gold Mine	47,570,000	11,950,000	4,390,000	-	-	-	-	63,910,000
Mexico	Minera Cerro Los Gatos	42,290,000	6,630,000	4,020,000	-	-	-	-	52,940,000
Mexico	San Dimas Silver and Gold Mine	2,840,000	1,350,000	2,930,000	-	-	-	170,000	7,290,000
Mexico	San Martin Silver mine	2,900,000	-	470,000	-	-	-	-	3,370,000
Mexico	Corporate	1,240,000	-	280,000	-	-	-	-	1,520,000
Mexico	La Encantada Silver Mine	-	440,000	320,000	-	-	-	-	760,000
Mexico	Del Toro Silver Mine	-	-	750,000	-	-	-	-	750,000
Mexico	La Parrilla Silver Mine	-	-	420,000	-	-	-	-	420,000
Mexico	La Luz Silver Project	-	-	160,000	-	-	-	-	160,000
United States of America	Jerritt Canyon Gold Mine	940,000	-	1,260,000	-	-	-	-	2,200,000
Switzerland	Corporate	1,070,000	-	-	-	-	-	-	1,070,000

Additional Notes[3]:	(a) Taxes relate to income taxes, property taxes and 8.5% mining royalty paid to Servicio de Administracion Tributar
(b) Royalties relate to 0.5% extraordinary mining duty paid to Secretaria de Administracion Tributar
(c) Fees primarily relate to mining concessions paid to Secretaria de Economia; other fees include water rights, mineral claims, energy rights, environmental permits and aerial permits.
	(d) All payments are converted based on an annual average foreign exchange rate of 13.71 MXN to CAD, 0.64 EUR to CAD, 0.60 CHF to CAD and 0.73 USD to CAD.